Exhibit 99.1

Robertson-Ceco

Corporation

Consolidated Financial Statements as of and for

the Years Ended December 31, 2005 and 2004,

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Robertson-Ceco Corporation:

We have audited the accompanying consolidated balance sheets of Robertson-Ceco Corporation and subsidiaries (the ”Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

April 24, 2006

ROBERTSON-CECO CORPORATION

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND 2004

(In thousands)

	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,250	$4,465
Accounts and notes receivable, net of allowance for doubtful accounts of $2,647 and $2,332	56,265	50,664
Inventories	24,601	24,565
Deferred taxes—current	931	1,220
Other current assets	1,857	1,237

Total current assets	85,904	82,151

PROPERTY, PLANT, AND EQUIPMENT:
Land	3,341	3,322
Buildings and improvements	24,802	24,573
Machinery and equipment	59,048	56,473
Construction in progress	1,241	733

Total property, plant, and equipment	88,432	85,101

Less accumulated depreciation	(54,389)	(49,566)

Property, plant, and equipment—net	34,043	35,535

NOTES RECEIVABLE FROM AFFILIATES	387	71,975

DEFERRED TAXES	6,042	6,281

OTHER NONCURRENT ASSETS	16,071	13,380

TOTAL	$142,447	$209,322

	2005	2004
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion—long-term debt	$971	$970
Accounts payable	24,416	22,290
Accrued payroll and benefits	8,514	8,210
Other current liabilities	15,731	14,321

Total current liabilities	49,632	45,791
LONG-TERM DEBT	6,467	22,238

MINIMUM PENSION LIABILITY	10,640	14,350

LONG-TERM WARRANTY	3,830	3,574

OTHER LONG-TERM LIABILITIES	24,198	23,582

Total liabilities	94,767	109,535

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ EQUITY:
Common stock, par value per share, $0.01—authorized shares, 10,000; issued and outstanding shares—1,000
Capital surplus	124,957	124,957
Retained earnings (accumulated deficit)	11,947	(14,992)
Note receivable from affiliates	(80,000)	—
Accumulated comprehensive loss	(9,224)	(10,178)

Total stockholders’ equity	47,680	99,787

TOTAL	$142,447	$209,322

See notes to consolidated financial statements.

ROBERTSON-CECO CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands)

	2005	2004
NET REVENUES	$429,778	$403,770

COST OF SALES	354,920	354,858

GROSS PROFIT	74,858	48,912

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	37,068	31,547

OPERATING INCOME	37,790	17,365

OTHER INCOME (EXPENSE):
Interest expense	(1,229)	(1,513)
Other income—net	4,119	1,574

Net other income (expense)	2,890	61

INCOME BEFORE PROVISION FOR INCOME TAXES	40,680	17,426

PROVISION FOR INCOME TAXES	13,741	1,376

NET INCOME FROM CONTINUING OPERATIONS	26,939	16,050

LOSS ON DISCONTINUED OPERATIONS—Net of tax of $1,639	—	(1,002)

NET INCOME	26,939	15,048

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	321	1,122
Minimum pension liability adjustment, net of taxes of $452 and $465	633	641

Total other comprehensive income	954	1,763

COMPREHENSIVE INCOME	$27,893	$16,811

See notes to consolidated financial statements.

ROBERTSON-CECO CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands)

	Common Stock	Capital Surplus	Retained Earnings (Accumulated Deficit)	Notes Receivable Due From Affiliates	Accumulated Other Comprehensive (Loss) Income
BALANCE—January 1, 2004	$—	$124,957	$(30,040)	$—	$(11,941)

Net income	—	—	15,048	—	—
Other comprehensive income	—	—	—	—	1,763

BALANCE—December 31, 2004	—	124,957	(14,992)	—	(10,178)

Net income	—	—	26,939	—	—
Notes receivable from affiliates	—	—	—	(80,000)	—
Other comprehensive income	—	—	—	—	954

BALANCE—December 31, 2005	$—	$124,957	$11,947	$(80,000)	$(9,224)

See notes to consolidated financial statements.

ROBERTSON-CECO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations	$26,939	$16,050
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	4,770	4,990
Amortization	17	17
Deferred income taxes	75	(474)
Changes in assets and liabilities:
Accounts and notes receivable	(5,601)	(20,712)
Inventories	(36)	(7,580)
Accounts payable	2,126	6,096
Other assets and liabilities	(3,072)	713

Net cash flows from continuing operations activities	25,218	(900)
Net cash flows from discontinued operations	—	(2,295)

Net cash flows from operations	25,218	(3,195)

CASH FLOWS FROM INVESTING ACTIVITIES—Capital expenditures	(3,251)	(2,027)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	18,500
Payments on long-term debt	(15,770)	(11,287)
Loans to affiliates	(8,412)	(6,975)

Net cash flows from financing activities	(24,182)	238

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,215)	(4,984)

CASH AND CASH EQUIVALENTS—Beginning of year	4,465	9,449

CASH AND CASH EQUIVALENTS—End of year	$2,250	$4,465

SUPPLEMENTAL CASH FLOW DATA—Cash payments made for:
Interest	$1,109	$1,516

Income taxes	$16,251	$4,972

See notes to consolidated financial statements.

ROBERTSON-CECO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands unless otherwise noted)

1.	NATURE OF BUSINESS

Robertson-Ceco Corporation (the ”Company”) is a majority-owned subsidiary of The Heico Companies, L.L.C. and its affiliates (the ”Parent”). The Company owns and operates three custom-engineered metal building operations: Ceco Building Systems, Star Building Systems, and Robertson Building Systems Limited (Canada). The Company’s custom-engineered metal buildings are manufactured at plants in California, Iowa, Mississippi, North Carolina, Tennessee, and Ontario, Canada. The buildings are sold primarily through builder networks located throughout the United States and Canada in the industrial and commercial building market. The buildings are erected by the builder network supplemented by subcontractors in certain cases.

2.	SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting years. Actual results may differ from these estimates.

Foreign Currency Translation—Asset and liability accounts of the Company’s foreign subsidiary are translated into U.S. dollars at current exchange rates. Income and expense accounts are translated at average rates. Any unrealized gains or losses arising from the translation are charged or credited to accumulated other comprehensive income, included in stockholders’ equity.

Cash and Cash Equivalents—As used in the consolidated statements of cash flows, cash equivalents represent short-term investments that can be easily converted into cash and that have original maturities of three months or less.

Inventories—Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) method.

Property, Plant, and Equipment—Property, plant, and equipment is stated at cost. Depreciation is computed for financial statement purposes using the straight-line method over the estimated lives of the property. Depreciation expense was $4.8 million and $5.0 million for the years ended December 31, 2005 and 2004, respectively.

Estimated useful lives used in computing depreciation for financial statement purposes are as follows:

Land improvements	10–25 years
Buildings and building equipment	25–33 years
Machinery and equipment	3–16 years

Income Taxes—The provision for income taxes includes foreign, federal, state, and local income taxes. Deferred income taxes are provided for the estimated income tax effect of temporary differences between financial and tax bases in assets and liabilities. Deferred tax assets are also provided for net operating loss carryforwards. A valuation allowance to reduce deferred tax assets is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue—Revenue from product sales is recognized generally upon passage of title or acceptance at a job site. Revenue from construction services is recognized using the percentage-of-completion method, which recognizes income ratably over the period during which contract costs are incurred. A provision for loss on construction services in progress is made at the time a loss is determinable.

Product Warranty—The Company offers warranty contracts on its products against defects for a period of one to three years. A provision for estimated future warranty costs and returns for credit relating to warranty is recorded when the products are shipped and revenue recognized. The provision is based on past history. The Company also offers extended warranty contracts for an additional fee for periods of five to twenty years. The revenue from these contracts is deferred and amortized over the life of the contract on a straight-line basis. A warranty provision has been provided for retained obligations associated with sold or discontinued businesses which were incurred prior to sale or disposition.

Insurance Reserves—The Company maintains various insurance policies providing coverage for workers compensation and general liability costs. These policies provide coverage on a per-claim basis for costs arising from individual claims exceeding a self-insurance retention limit. Accordingly, the Company has recorded reserves related to the anticipated future liability for such claims outstanding as of December 31, 2005. Claims that the Company expects to settle within one year are included within other current liabilities, with remaining claims included in other long-term liabilities in the accompanying consolidated balance sheets at December 31, 2005 and 2004.

Impairment of Long-Lived Assets—The Company evaluates long-lived assets for impairment when events and circumstances have occurred that indicate the remaining estimated useful lives of its long-lived assets may warrant revision or that the carrying amount of such assets may not be recoverable. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the asset to measure whether the asset is recoverable. If the sum of the future undiscounted cash flows is less than the carrying amount of the related asset, an impairment loss is recognized equal to the excess of the carrying amount of the asset over its fair value.

Goodwill and Intangible Assets—The Company assesses the impairment of goodwill and intangible assets with indefinite lives annually, with more frequent tests required if indications of impairment exist. Impairment for intangible assets with indefinite lives exists if the carrying value of the intangible asset exceeds its fair value. Goodwill is potentially impaired if the carrying value of a reporting unit exceeds its estimated fair value. Management determines fair value using a discounted future cash flow analysis valuation technique. There has been no such impairment for the years ended December 31, 2005 and 2004.

New Accounting Standards—In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement (“SFAS”) No. 151, Inventory Costs—an amendment of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4. This statement clarifies the accounting for the abnormal amount of idle facilities expense, freight, handling costs and wasted material. This statement requires that those items be recognized as current-period expense. In addition the statement requires that allocation of fixed overhead to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred after December 31, 2005. The adoption of this statement is not expected to have a material effect on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. This statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material effect on the Company’s financial position or results of operations.

In March 2005, the FASB issued FASB Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations. FIN 47 clarifies that the term conditional asset retirement obligation, as used in SFAS No. 143, Accounting for asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 did not have a material effect on the Company’s financial position or results of operations.

3.	ACCOUNTS RECEIVABLE

The Company grants credit to its customers, substantially all of which are involved in the construction industry. Accounts receivable at December 31, 2005 and 2004, included unbilled retainages of $0.7 at each date. There were no retainages due beyond one year at December 31, 2005 and 2004.

4.	INVENTORIES

Inventories consisted of the following at December 31, 2005 and 2004:

	2005	2004
Work in progress	$8,892	$9,489
Materials and supplies	15,709	15,076

Total	$24,601	$24,565

The Company’s inventories are stated at the lower of cost or market. As of December 31, 2005 and 2004, cost of all inventories was determined using the last-in, first-out (“LIFO”) method. The first-in, first-out (“FIFO”) value of these inventories was approximately $4,600 and $7,700 more than their LIFO value at December 31, 2004 and 2005, respectively. Inventories include material, labor, and factory overhead costs and are reduced, when necessary, to estimated realizable values.

5.	DEBT

The Company’s outstanding debt at December 31, 2005 and 2004, consisted of the following:

	2005	2004
Industrial Development Bond, payable in forty equal quarterly installments—interest at 6.04%	$3,640	$4,560
Revolving credit agreement—maturing July 28, 2009	3,700	18,500
Capital lease commitments	98	148

Total debt	7,438	23,208

Less current maturities	(971)	(970)

Total long-term debt	$6,467	$22,238

The Industrial Development Bond (the “Bond”) was issued in January 2000, and is payable in equal quarterly installments of $230 with a final maturity of December 31, 2009. The proceeds of the Bond were used to finance the building and certain equipment at the Company’s Tennessee plant.

On December 29, 2000, the Company entered into a credit agreement (“Credit Agreement”) with a group of banks. Under the terms of the Credit Agreement, as amended in March 2001, December 2001, April 2003, and July 2004 the lenders agreed to provide a revolving credit and letter of credit facility up to $75 million, maturing July 28, 2009. Up to $30 million of the revolving credit facility can be used to support outstanding letters of credit. Interest on the loans under the Credit Agreement is based on a floating rate, either the prime rate or the Eurodollar rate at the Company’s option, plus a factor, which depends on the Company’s ratio of debt to earnings before taxes, interest, depreciation and amortization. This rate was 7.25% and 3.91% at December 31, 2005 and 2004, respectively. In addition, the Company pays a commitment fee on the unused amount of the credit facility. As collateral under the Credit Agreement, the Company has granted the lenders a security interest in all of the assets of the Company and its subsidiaries. The Credit Agreement contains covenants which require the Company to maintain certain financial ratios and provide for other restrictions including but not limited to restricting dividend payments, repurchase of stock and issuance of additional debt. As of December 31, 2005, the Company is in compliance with the provisions of the Credit Agreement.

Future maturities of long-term debt at December 31, 2005, are as follows:

Year Ending December 31	Amount
2006	$971
2007	966
2008	921
2009	4,580
2010	—
Thereafter	—

Total	$7,438

At December 31, 2005 and 2004, the Company had outstanding performance and financial bonds of $13.5 million and $7.2 million, respectively, which generally provide a guarantee as to the Company’s performance under contracts and other commitments. As of December 31, 2005 and 2004, the Company had outstanding letters of credit of $16.8 million and $8.9 million, respectively, used principally to support insurance programs and the Industrial Revenue Bond.

Subsequent to year end, virtually all of the Company’s outstanding debt was repaid upon sale of the Company (see Note 14).

6.	OTHER LONG-TERM LIABILITIES

Robertson-Ceco has received notice that it has been named in a number of lawsuits related to claimants seeking reimbursement for personal injuries sustained from exposure to asbestos. H.H. Robertson (“HHR”), a predecessor to the Company, historically purchased a product containing asbestos that was used in the construction of metal buildings. Robertson-Ceco is vigorously defending against these claims, as management believes that the asbestos was encapsulated in the product during the building manufacturing process, substantially eliminating the risk that claimants were exposed to hazardous levels of asbestos. The Company’s management believes that adequate insurance coverage is available to cover potential future claims payments and applicable defense costs. Arrangements with the Company’s insurer provide for the reimbursement of a portion of the cost of claims administration.

Robertson-Ceco believes that forecasts of claims settlement costs for a ten-year period from the date of the forecast are likely to be more accurate than forecasts for longer periods of time. Accordingly, Robertson-Ceco has recorded a reserve based on the estimated future settlement and claims administration costs over the next ten years.

Robertson-Ceco has recorded a reserve of approximately $13.0 million and $13.2 million related to the estimated future undiscounted cost of claims settlements and claims administration. The amount is recorded in other long-term liabilities at December 31, 2005 and 2004, respectively. The estimated portion of these costs of approximately $10.3 million and $10.0 million that are expected to be recovered from available insurance and is recorded within other long-term assets at December 31, 2005 and 2004.

On the basis of information currently available to the Company, including the availability and amounts of insurance coverage, management believes that the ultimate liability resulting from these matters is unlikely to have a material adverse effect on the Company’s financial statements. However, no assurances can be given that sufficient recoveries from insurance will be available, or that any portion of these matters will not have a material adverse effect on the Company’s financial position and results of operations.

7.	WARRANTY COSTS

The following table summarizes the components of the accrued product warranty costs for the years ended December 31, 2005 and 2004:

	2005	2004
Beginning balance	$9,082	$7,500
Provision	3,054	3,399
Payments	(2,352)	(1,817)

Ending balance	$9,784	$9,082

The provision noted above primarily relates to product warranties accrued on current-period sales.

8.	LEASE OBLIGATIONS

The Company leases certain facilities and equipment under operating leases. The terms of the leases range from one to seven years. The total rental expense was $2,969 and $2,891 for 2005 and 2004, respectively.

Future estimated minimum rental commitments under operating leases at December 31, 2005, are as follows:

Year Ending December 31	Amount
2006	$3,058
2007	2,909
2008	1,771
2009	692
2010	557
Thereafter	109

Total	$9,096

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company enters into various types of financial instruments in the normal course of business. The estimated fair value of amounts are determined based on available market information and, in certain cases, on assumptions concerning the amount and timing of estimated future cash flows and discount rates reflecting varying degrees of perceived risk. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year-end or that will be realized in the future. For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, notes receivable, accounts payable, and long-term debt, the carrying values approximate fair value.

10.	INCOME TAXES

	2005	2004
Income before provision for income taxes:
Domestic	$40,086	$17,342
Foreign	594	84

Total income before provision for income taxes	$40,680	$17,426

Provision for income taxes:
Current taxes:
Federal	$10,730	$661
State	2,119	1,158
Foreign	817	31

Total current taxes	13,666	1,850

Deferred taxes:
Federal	(23)	(387)
State	98	(87)

Total deferred taxes	75	(474)

Total provision for income taxes	$13,741	$1,376

A reconciliation between taxes computed at the U.S. statutory federal income tax rate and the provision for income taxes reported in the consolidated statements of income at December 31, 2005, and 2004, follows:

	2005	2004
Tax provision at U.S. statutory rate	$14,030	$6,099
State taxes	1,669	696
Foreign rate difference	609	2
Recognition of benefit from loss carryforwards	(2,980)	(5,597)
Other	413	176

Provision for income taxes	$13,741	$1,376

The following is a summary of the significant components of the Company’s net deferred tax asset at December 31, 2005 and 2004:

	2005	2004
Deferred tax assets:
Insurance liabilities	$2,978	$2,966
Pension liabilities	7,647	8,100
Warranties and backcharges	3,040	3,101
Other expenses not currently deductible	3,007	2,330
Limited operating loss carryforwards	174	261

Total tax assets	16,846	16,758

Deferred tax liabilities:
Accelerated depreciation	(4,695)	(5,108)
LIFO inventory	(1,656)	(1,655)
Prepaid pension	(3,522)	(2,494)

Total tax liabilities	(9,873)	(9,257)

Net deferred tax asset	$6,973	$7,501

At December 31, 2005 and 2004, the Company had U.S. federal net operating loss carryforwards of approximately $498 and $748, respectively, which expire in 2007. Management believes that the Company will be able to realize its deferred tax assets through future earnings. Management will continue to evaluate the need for a deferred tax valuation allowance at each balance sheet date.

The Company historically utilized U.S. federal net operating loss carryforwards, the use of which was limited due to the “Change in Ownership” rules as defined in section 382 of the Internal Revenue Code. The Company did not recognize a tax asset related to a portion of these net operating loss carryforwards at the date of acquisition. For the year ended December 31, 2004, the Company realized a benefit from that portion of the net operating loss carryforwards not previously recognized and, accordingly, goodwill was reduced by $3,123. For the years ended December 31, 2005 and 2004, a benefit of $2,980 and $5,597, respectively, was recorded in the tax provision from the use of these net operating loss carryforwards.

11.	COMMITMENTS AND CONTINGENCIES

There are various proceedings pending against or involving the Company, which are ordinary or routine given the nature of the Company’s business. The Company has recorded a liability related to litigation where it is both probable that a loss has been incurred and the amount of the loss can be reasonably estimated.

The Company continues to be liable for retained liabilities associated with sold or discontinued businesses prior to their sale or disposition including liabilities arising from Company self-insurance programs, unfunded pensions, warranty and rectification claims, environmental cleanup matters, and unresolved litigation. Management has made estimates as to the amount and timing of the payment of such liabilities, which are reflected in the accompanying consolidated financial statements. Given the subjective nature of many of these liabilities, their ultimate outcome cannot be predicted with certainty. However, based upon currently available information, management does not expect the ultimate resolution of such matters will have a material adverse effect on the consolidated financial statements.

The Company has been identified as a potentially responsible party by various state and federal authorities for cleanup and monitoring costs at waste disposal sites related to sold or discontinued businesses. Due to various factors, it is difficult to estimate future environmental-related expenditures. The Company has engaged third parties to perform feasibility studies and assist in estimating the cost of investigation and remediation. At December 31, 2005 and 2004, the Company had recorded reserves of approximately $1,429 and $1,636, respectively, representing the best estimate of management and the third parties of future costs to be incurred. The majority of these expenditures are expected to be incurred in the next five years. Although unexpected events could have an impact on these estimates, management does not believe ultimate expenditures for these matters will materially exceed the amounts accrued.

12.	RETIREMENT BENEFITS

Defined Benefit Plan—Benefits which are provided under the Company’s defined benefit pension plan are primarily based on years of service and the employee’s compensation. Under several amendments to these plans in prior years, employees do not accrue additional service benefits. Plan assets of the Company’s defined benefit plan are invested in broadly diversified portfolios of government obligations, mutual funds, stocks, bonds, and fixed income securities.

Currently, the Company’s funding policy is to make payments to its defined benefit plan as required by minimum funding standards of the Internal Revenue Code.

Net pension expense of the defined benefit pension plan at December 31, 2005 and 2004, was:

	2005	2004
Interest cost on projected benefit obligation	$3,006	$3,229
Expected return on assets	(3,363)	(2,875)
Net amortization and deferral	1,198	1,326

Net pension expense	$841	$1,680

The following table reconciles the Company’s projected benefit obligation for the defined benefit pension plan from the beginning of the year to the end of the year:

	2005	2004
Projected benefit obligation—beginning of year	$55,410	$54,214

Interest cost	3,006	3,229
Actuarial loss	603	2,411
Benefits paid	(4,148)	(4,444)

Projected benefit obligation—end of year	$54,871	$55,410

The projected benefit obligation is equal to the accumulated benefit obligation for all periods presented. The following table reconciles the change in plan assets of the Company’s defined benefit pension plan from the beginning of the year to the end of the year:

	2005	2004
Fair value of assets—beginning of year	$41,060	$35,827

Actual return on plan assets	3,862	5,073
Employer contributions	3,457	4,604
Benefits paid	(4,148)	(4,444)

Fair value of assets—end of year	$44,231	$41,060

The following table sets forth the funded status of the plan and the amounts recognized in the consolidated balance sheets as of December 31, 2005 and 2004:

	2005	2004
Fair value of assets—end of year	$44,231	$41,060
Benefit obligation—end of year	54,871	55,410

Funded status	(10,640)	(14,350)

Unrecognized prior service cost	78	86
Unrecognized actuarial loss	19,807	20,892

Net amount recognized	$9,245	$6,628

Minimum pension liability	$(10,640)	$(14,350)
Intangible asset	78	86
Accumulated other comprehensive income	19,807	20,892

Net amount recognized	$9,245	$6,628

Actuarial assumptions used for the Company’s defined benefit pension plan at December 31, 2005 and 2004, were as follows:

	2005	2004
Assumed discount rate	5.50%	5.75%
Expected rate of return on plan assets	9.00	9.00

The Company’s pension plan weighted-average asset allocations at December 31, 2005 and 2004, by asset category are as follows:

Investment Type	2005	2004
Equity securities	63%	77%
Debt securities	4	9
Other	33	14

Total	100%	100%

The Company’s investment objective is to maximize the expected return for an acceptable level of risk. The Company views the pension plan as a long-term commitment. As such, the Company has set the above allocation targets. The allocation of the fund is reviewed periodically. Should any of the strategic allocations extend beyond the Company’s investment committee’s targeted risk tolerance levels, a portfolio rebalance may be appropriate.

The Company expects to contribute approximately $5,368 to its pension plan in 2006.

The Company expects the following benefit payments to be made, which reflect expected future service, at December 31, 2005, as appropriate:

Year Ending December 31	Pension Benefits
2006	$4,310
2007	4,261
2008	3,971
2009	4,064
2010	4,057
Thereafter	19,286

Total	$39,949

Defined Contribution Plans—Eligible U.S. salaried and hourly employees are covered by defined contribution plans, which provide for employer matching contributions. Expense related to the Company’s defined contribution plan was $1,530 and $1,427 for the years ended December 31, 2005 and 2004, respectively.

Postretirement Medical and Life Insurance Plans—The Company sponsors postretirement medical and life insurance plans that cover a closed group of eligible retirees and their dependents. None of the plans are funded, nor do they have any plan assets. The accumulated postretirement benefit obligations of these plans are not material to the financial position and results of operations of the Company.

13.	NOTE RECEIVABLE AND OTHER RELATED-PARTY TRANSACTIONS

The Company has advanced $63 million to its Parent and $17 million to its affiliate, National-Standard Company. The advances are in the form of demand notes. Interest is earned on the notes at the same rate as the Company’s loans payable to the banks (see Note 5). Subsequent to year end it became apparent that these notes would not be repaid (see Note 14). Accordingly, the balance outstanding has been reclassified as a reduction of stockholders’ equity at December 31, 2005. Interest on these notes was settled and paid in cash. Accordingly interest income of $3,296 and $1,853 is presented in other income-net in the Company’s consolidated statement of income and comprehensive income for the years ended December 31, 2005 and 2004, respectively.

During the year ended December 31, 2005, the parent charged $2,282 of management fees to the Company based on a new policy initiated during 2005. Management fees charged for the year ended December 31, 2004, were not material. These fees are recorded within selling, general, and administrative expenses, and relate to the Company’s estimated share of corporate overhead cost incurred by the Parent on their behalf.

14.	DISCONTINUED OPERATIONS

The Company disposed or discontinued certain businesses in prior years. As discussed in Note 11, the Company continues to be liable for obligations associated with sold or discontinued businesses prior to their sale or disposition including liabilities arising from Company self-insurance programs, warranty and rectification claims, environmental cleanup matters, and unresolved litigation. However, in the current year the Company changed the presentation of its discontinued operations to be included in continuing operations. While the nature of these obligations have not changed from the prior year, the Company has reclassified these obligations from discontinued to continuing operations due to the ongoing nature of these liabilities.

The Company recognized a loss of $611 in continuing operations and $1,002 in discontinued operations for the years ended December 31, 2005 and 2004, respectively, related primarily to changes in the estimated liabilities for claims and defense costs associated with obligations of the sold or discontinued businesses. The Company did not dispose of or discontinue any businesses for the years ended December 31, 2005 or 2004.

15.	SUBSEQUENT EVENT

On February 21, 2006, the Company and its Parent entered into a Stock Purchase Agreement to sell all of the outstanding stock of the Company to NCI Building Systems, Inc. for total consideration of $370 million. Consideration included $366.5 million of cash and the assumption of $3.5 million of existing debt. Prior to the sale, certain assets and liabilities, consisting principally of asbestos liabilities or litigation, environmental remediation liabilities and notes receivables from affiliates, were distributed to and assumed by a subsidiary formed by the Parent and were not part of the sale. The transaction closed on April 7, 2006. The purchase price is subject to a post closing adjustment based on net working capital as defined in the Stock Purchase Agreement. The consolidated financial statements for the year ended December 31, 2005, have not been adjusted to reflect the sale, or the distribution of assets and liabilities.